UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2026
VSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-03676	54-0649263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3361 Enterprise Way
Miramar,	Florida	33025
(Address of Principal Executive Offices)		(Zip Code)
(954) 430-6600
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.05 per share	VSEC	The NASDAQ Global Select Market
5.750% Tangible Equity Units	VSECU	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2026 Annual Meeting of Stockholders of VSE Corporation (the “Company”) was held on May 7, 2026 (the “Annual Meeting”). At the Annual Meeting, four proposals were submitted to the stockholders for approval as set forth in the definitive Proxy Statement filed with the Securities and Exchange Commission on March 24, 2026. As of the record date of March 10, 2026, a total of 28,055,393 shares of common stock of the Company were issued and outstanding and entitled to vote. The holders of record of 26,211,532 shares of the Company’s common stock were present in person or by proxy at the Annual Meeting. Such amount represented 93.42% of the shares entitled to vote at the Annual Meeting.

Proposal 1: Election of Directors

With respect to the election of eight directors to serve for a one-year term until the Company’s 2027 annual meeting of stockholders and until their successors are duly elected and qualified, the final voting results were as follows:

Director	For	Withheld	Broker Non-Votes
Anita D. Britt	23,984,659	1,168,248	1,058,625
John A. Cuomo	24,815,727	337,180	1,058,625
Edward P. Dolanski	24,112,588	1,040,319	1,058,625
Ralph E. Eberhart	24,752,183	400,724	1,058,625
Mark E. Ferguson III	22,862,526	2,290,381	1,058,625
Lloyd E. Johnson	23,957,051	1,195,856	1,058,625
John E. Potter	23,357,253	1,795,654	1,058,625
Bonnie K. Wachtel	23,952,002	1,200,905	1,058,625

As a result, each of the eight director nominees was elected.

Proposal 2: Ratification of Grant Thornton LLP as Independent Registered Public Accountant

With respect to the vote on the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026, the final voting results were as follows:

For	Against	Abstentions
26,177,917	24,941	8,674
As a result, the proposal to ratify Grant Thornton LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026 was approved.

Proposal 3: Non-Binding Advisory Vote on the Company's Executive Compensation

With respect to the non-binding advisory vote to approve the Company’s Executive Compensation, the final voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
19,719,357	5,421,818	11,732	1,058,625

As a result, the proposal to approve the Company's executive compensation on an advisory basis was approved.

Proposal 4: Approval to Amend the Certificate of Incorporation to Authorize Issuance of Blank Check Preferred Stock

With respect to the vote to approve the amendment to VSE Corporation's Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), to authorize the issuance of blank check preferred stock, the final voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
21,080,048	4,068,006	4,853	1,058,625

As a result, the proposal to amend the Certificate of Incorporation to authorize the issuance of blank check preferred stock was approved.

Item 8.01 Other Events

On May 7, 2026, VSE Corporation issued a press release announcing that the Board of Directors declared a quarterly cash dividend of $0.10 per share to be paid on July 29, 2026 to stockholders of record as of July 15, 2026. The Board of Directors approved the dividend on May 7, 2026. A copy of the press release is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit
Number

3.1	Certificate of Amendment to VSE Corporation’s Restated Certificate of Incorporation
99.1	Press release dated May 7,2026 entitled “VSE Corporation Declares Quarterly Cash Dividend.”

104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VSE CORPORATION
(Registrant)

Date:	May 8, 2026	By:	/s/ Tobi Lebowitz
Tobi Lebowitz
Chief Legal Officer and Corporate Secretary